                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                   HONDA AUTO RECEIVABLES 2007-2 OWNER TRUST,
                                   as Issuer,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Indenture Trustee

                            -------------------------

                                    INDENTURE

                            Dated as of June 1, 2007

                            -------------------------

                             CROSS REFERENCE TABLE*

TIA Section                                                Indenture Section
-----------                                                -----------------

310      (a)(1)......................................             6.11
         (a)(2)......................................             6.11
         (a)(3)......................................          6.10; 6.11
         (a)(4)......................................            N/A**
         (a)(5)......................................             6.11
         (b).........................................          6.08; 6.11
         (c).........................................              N/A
311      (a).........................................             6.12
         (b).........................................             6.12
         (c).........................................             N.A.
312      (a).........................................             7.01
         (b).........................................             7.02
         (c).........................................             7.02
313      (a).........................................             7.04
         (b)(1)......................................             7.04
         (b)(2)......................................             7.04
         (c).........................................          7.04; 11.05
         (d).........................................             7.04
314      (a).........................................             7.03
         (b).........................................             11.15
         (c)(1)......................................             11.01
         (c)(2)......................................             11.01
         (c)(3)......................................             11.01
         (d).........................................             11.01
         (e).........................................             11.01
         (f).........................................             11.01
315      (a).........................................             6.01
         (b).........................................          6.05; 11.01
         (c).........................................             6.01
         (d).........................................             6.01
         (e).........................................             5.13
316      (a).........................................             1.01
         (a)(1)(A)...................................             5.11
         (a)(1)(B)...................................             5.12
         (a)(2)......................................             N.A.
         (b).........................................             5.07

___________________
*     This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

**    N.A. means Not Applicable.

                                        i

TIA Section                                                Indenture Section
-----------                                                -----------------

         (c).........................................             N.A.
317      (a)(1)......................................             5.03
         (a)(2)......................................             5.03
         (b).........................................             3.03
318      (a).........................................            11.07

                                       ii

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

                                        ARTICLE ONE

                         DEFINITIONS AND INCORPORATION BY REFERENCE

                                        ARTICLE TWO

                                         THE NOTES

                                       ARTICLE THREE

                                         COVENANTS

                                       iii

                                        ARTICLE FOUR

                                 SATISFACTION AND DISCHARGE

                                        ARTICLE FIVE

                                          REMEDIES

Section 5.01.  Events of Default..........................................................28
Section 5.02.  Acceleration of Maturity, Rescission and Annulment.........................29
Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Indenture

Section 5.07.  Unconditional Rights of Noteholders to Receive Principal and

                                        ARTICLE SIX

                                       iv

                                   THE INDENTURE TRUSTEE

                                       ARTICLE SEVEN

                               NOTEHOLDERS' LISTS AND REPORTS

Section 7.01.  Issuer to Furnish Indenture Trustee Names and Addresses of
               Noteholders................................................................46
Section 7.02.  Preservation of Information; Communications, Reports and Certain

                                       ARTICLE EIGHT

                            ACCOUNTS, DISBURSEMENTS AND RELEASES

                                        ARTICLE NINE

                                  SUPPLEMENTAL INDENTURES

                                        v

Section 9.04.  Effect of Supplemental Indenture...........................................53
Section 9.05.  Conformity with Trust Indenture Act........................................53
Section 9.06.  Reference in Notes to Supplemental Indentures..............................53

                                        ARTICLE TEN

                                    REDEMPTION OF NOTES

                                       ARTICLE ELEVEN

                                       MISCELLANEOUS

                                       vi

SCHEDULES

Schedule A - Schedule of Receivables                   S-A-1

                                           EXHIBITS

Exhibit A - Form of Note                                A-1
Exhibit B - Form of Note Depository Agreement           B-1
Exhibit C - Servicing Criteria to be Addressed in       C-1
            Assessment of Compliance

                                       vii

      This Indenture, dated as of June 1, 2007, is between Honda Auto
Receivables 2007-2 Owner Trust, a Delaware statutory trust (the "Issuer"), and
Union Bank of California, N.A., as indenture trustee (the "Indenture Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Class A-1 5.32590%
Asset Backed Notes (the "Class A-1 Notes"), Class A-2 5.41% Asset Backed Notes
(the "Class A-2 Notes"), Class A-3 5.46% Asset Backed Notes (the "Class A-3
Notes") and Class A-4 5.57% Asset Backed Notes (the "Class A-4 Notes" and,
together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes,
the "Notes"):

                                 GRANTING CLAUSE

      The Issuer hereby Grants to the Indenture Trustee at the Closing Date, on
behalf of and for the benefit of the Holders of the Notes, without recourse, all of the Issuer's right, title and interest in, to and under (i) the Receivables and all monies due thereon and received thereon on and after June 1, 2007; (ii)
the security interests in the Financed Vehicles; (iii) any proceeds of any physical damage insurance policies covering the Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors; (iv) any proceeds of Dealer Recourse; (v) the right to realize upon any property (including the right to receive future
Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; (vi) all funds, and all investment property, from time to time carried in or credited to the Accounts, including the Reserve Fund Initial Deposit and the Yield Supplement Account Deposit and in
all investment income and proceeds thereof; (vii) the rights of the Seller under the Receivables Purchase Agreement including, but not limited to, the representations and warranties set forth in Sections 2.02 and 2.03 therein and the rights of the Issuer under the Sale and Servicing Agreement, including, but not limited to, the representations and warranties set forth in Sections 2.03 and 5.01 therein; (viii) any Servicer Letter of Credit; and (ix) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing as each such term is defined in Section 1.01 (collectively, the "Collateral").

      The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

      The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties as required in this Indenture to the end that the interests of the
Holders of the Notes may be adequately and effectively protected.

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.01.     Definitions.

      (a)   Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

      "Act" shall have the meaning specified in Section 11.03(a).

      "Administration Agreement" means the Administration Agreement, dated as of
June 1, 2007, among the Administrator, the Issuer, the Depositor and the
Indenture Trustee.

      "Administrator" means AHFC or any successor Administrator under the
Administration Agreement.

      "AHFC" means American Honda Finance Corporation, and its successors.

      "Authorized Officer" means, with respect to the Issuer, any officer of the
Owner Trustee or person appointed pursuant to a power of attorney who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner
Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the
Administration Agreement is in effect, any Assistant Vice President or more senior officer of the Administrator who is authorized to act for the
Administrator in matters relating to the Issuer and to be acted upon by the
Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture
Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

      "Benefit Plan" means (a) an employee benefit plan (as defined in Section
3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan (as defined in
Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, and
(c) an entity whose underlying assets include assets of a plan described in (a)
or (b) by reason of such plan's investment in the entity.

      "Book-Entry Notes" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.09.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in Los Angeles, California,
Wilmington, Delaware or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to remain closed.

      "Class" means all Notes whose form is identical except for variation in denomination, principal amount or owner.

                                        2

      "Class A-1 Interest Rate" means 5.32590% per annum (computed on the basis of the actual number of days in the related Interest Accrual Period divided by
360).

      "Class A-1 Notes" means the Class A-1 5.32590% Asset Backed Notes, substantially in the form of Exhibit A.

      "Class A-2 Interest Rate" means 5.41% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

      "Class A-2 Notes" means the Class A-2 5.41% Asset Backed Notes, substantially in the form of Exhibit A.

      "Class A-3 Interest Rate" means 5.46% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

      "Class A-3 Notes" means the Class A-3 5.46% Asset Backed Notes, substantially in the form of Exhibit A.

      "Class A-4 Interest Rate" means 5.57% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

      "Class A-4 Notes" means the Class A-4 5.57% Asset Backed Notes, substantially in the form of Exhibit A.

      "Clearing Agency" means an organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act, which initially shall be The
Depository Trust Company.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing
Agency effects book-entry transfers and pledges of securities deposited with the
Clearing Agency.

      "Closing Date" means June 19, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

      "Collateral" has the meaning specified in the Granting Clause of this
Indenture.

      "Corporate Trust Office" means an office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located (i) solely for purposes of the transfer, surrender or exchanges of Notes, at 551 Madison
Avenue, 11th Floor, New York, New York 10022, Attention: Corporate Trust
Department or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.

                                        3

      "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      "Definitive Notes" shall have the meaning specified in Section 2.11.

      "Delaware Trustee" means The Bank of New York (Delaware), as Delaware
Trustee under the Trust Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Event of Default" shall have the meaning specified in Section 5.01.

      "Executive Officer" means, with respect to any corporation or depository institution, the Chief Executive Officer, Chief Operating Officer, Chief
Financial Officer, President, Executive Vice President, any Vice President, the
Secretary or the Treasurer of such corporation or depository institution; and
with respect to any partnership, any general partner thereof.

      "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring
Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Holder" means the Person in whose name a Note is registered on the Note
Register.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indenture Trustee" means Union Bank of California, N.A., a banking association organized under the laws of the United States, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

      "Independent" means, when used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor on the
Notes, the Seller and any of their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the
Issuer, any such other obligor, the Seller or any of their respective Affiliates and (iii) is not connected with the Issuer, any such other obligor, the Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable

                                        4

requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of
"Independent" in this Indenture and that the signer is Independent within the meaning thereof.

      "Interest Accrual Period" means, subject to Section 11.12 hereof, with respect to any Payment Date and (i) the Class A-1 Notes, the period from and including the immediately preceding Payment Date (or, in the case of the first
Payment Date, the Closing Date) to but excluding such Payment Date and (ii) the
Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the period from and including the 21st day of the prior month (or, in the case of the first Payment
Date, the Closing Date) to but excluding the 21st day of the month of such
Payment Date.

      "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest
Rate, the Class A-3 Interest Rate or the Class A-4 Interest Rate, as applicable.

      "Issuer" means Honda Auto Receivables 2007-2 Owner Trust until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the
Notes.

      "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any Authorized Officer and delivered to the
Indenture Trustee.

      "Note Depository Agreement" means the agreement dated June 18, 2007, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the
initial Clearing Agency, relating to the Notes, substantially in the form of
Exhibit B hereto.

      "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Note Register.

      "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the
Clearing Agency or on the books of a Person maintaining an account with such
Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

      "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.04.

      "Notes" means the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and
the Class A-4 Notes.

      "Officer's Certificate" means a certificate signed by any Authorized
Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any

                                        5

reference in this Indenture to an Officer's Certificate shall be to an Officer's
Certificate of the Issuer.

      "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as
Indenture Trustee, shall comply with any applicable requirements of Section
11.01 and shall be in form and substance satisfactory to the Indenture Trustee.

      "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

            (i)     Notes theretofore cancelled by the Note Registrar or
      delivered to the Note Registrar for cancellation;

            (ii)    Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and

            (iii)   Notes cancelled or paid pursuant to Section 2.05 in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture
      Trustee is presented that any such Notes are held by a bona fide Protected
      Purchaser;

provided, that in determining whether the Holders of the requisite Outstanding
Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the
Issuer, any other obligor upon the Notes, the Seller or any of their respective
Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture
Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any
Affiliate of any of their respective Affiliates.

      "Outstanding Amount" means, except as otherwise indicated by the context, the aggregate principal amount of all Notes of all Classes Outstanding at the date of determination.

      "Owner Trust Estate" means the Grant of the Collateral to the Indenture
Trustee under this Indenture, including all proceeds thereof.

                                        6

      "Owner Trustee" means The Bank of New York, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner
Trustee under the Trust Agreement.

      "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the
Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

      "Payment Date" means the 21st calendar day of each month, commencing July
23, 2007, or if such day is not a Business Day, then the next succeeding
Business Day.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

      "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

      "Protected Purchaser" shall have the meaning set forth in Article 8 of the
UCC.

      "Rating Agency Condition" means, with respect to any action, that each
Rating Agency shall have been given ten days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating
Agency shall have notified the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will not result in a qualification, reduction or withdrawal of the then current rating of the Notes.

      "Record Date" means, with respect to a Payment Date or Redemption Date, the day immediately preceding such Payment Date or Redemption Date or, if
Definitive Notes have been issued, the close of business on the last day of the month immediately preceding the month in which such Payment Date or Redemption
Date occurs.

      "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01.

      "Redemption Price" means, in the case of a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the
Notes redeemed plus accrued and unpaid interest thereon at the weighted average of the Interest Rates for each Class of Notes being so redeemed to but excluding the Redemption Date.

                                        7

      "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of June 1, 2007, between the Issuer, the Seller and the Servicer.

      "Schedule of Receivables" means the list of the Receivables set forth in
Schedule A hereto.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Servicer" means American Honda Finance Corporation, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer
thereunder.

      "Servicing Criteria" means the "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

      "Sponsor" means American Honda Finance Corporation, in its capacity as sponsor under the Sale and Servicing Agreement, and any Successor Sponsor
thereunder.

      "State" means any one of the 50 states of the United States or the
District of Columbia.

      "Seller" means American Honda Receivables Corp., in its capacity as seller under the Sale and Servicing Agreement, and its successors.

      "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more material discrete functions identified in Item 1122(d) of
Regulation AB with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

      "Subservicer": Any Person that services Receivables on behalf of the
Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

                                        8

      "UCC" means, unless the context otherwise requires, the Uniform Commercial
Code, as in effect in the relevant jurisdiction, as amended from time to time.

      "United States" means the United States of America.

      (b)   Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.

      Section 1.02.     Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following
TIA terms used in this Indenture have the following meanings:

      "Commission" means the Securities and Exchange Commission.

      "indenture securities" means the Notes.

      "indenture security holder" means a Noteholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

      "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

      Section 1.03.     Rules of Construction. Unless the context
otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) "or" is not exclusive; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its permitted successors and assigns; (viii) the words "hereof', "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; (ix) the term
"proceeds" shall have the meaning set forth in the applicable UCC; and (x)
Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

                                        9

                                   ARTICLE TWO

                                    THE NOTES

      Section 2.01.     Form. The Class A-1 Notes, the Class A-2 Notes, the
Class A-3 Notes and the Class A-4 Notes, in each case together with the
Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this
Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the
Note.

      Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

      Each Note shall be dated the date of its authentication. The terms of the
Notes are the terms of this Indenture.

      Section 2.02.     Execution, Authentication and Delivery. The Notes shall
be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amount of Notes: (i)
$262,000,000 of Class A-1 Notes, (ii) $322,000,000 of Class A-2 Notes, (iii)
$360,000,000 of Class A-3 Notes and (iv) $220,460,000 of Class A-4 Notes. The
aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.05.

      Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the
Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                       10

      Section 2.03.     Temporary Notes. Pending the preparation of Definitive
Notes pursuant to Section 2.11, the Issuer may execute, and upon receipt of an
Issuer Order the Indenture Trustee shall authenticate and deliver, temporary
Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive
Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the related Holder.
Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like tenor and principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive
Notes.

      Section 2.04.     Registration, Registration of Transfer and Exchange. The
Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The
Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note
Registrar.

      If a Person other than the Indenture Trustee is appointed by the Issuer as
Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

      Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, provided that the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

      At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.
Whenever any Notes are so surrendered for exchange, provided that the requirements of Section 8-401 of the UCC are met (as determined by the Issuer), the Issuer shall execute, and the Indenture Trustee shall authenticate and the
Noteholder

                                       11

shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

      All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the
Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Note
Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

      No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may
require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.06 not involving any transfer.

      The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

      Section 2.05.     Mutilated, Destroyed, Lost or Stolen Notes. If (i) any
mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee
receives evidence to its satisfaction of the destruction, loss or theft of any
Note, (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless and (iii) the requirements of Section 8-405 of the UCC are met, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture
Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute, and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated
Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the
Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a Protected Purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser,

                                       12

and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the
Issuer or the Indenture Trustee in connection therewith.

      Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

      Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 2.06.     Persons Deemed Owner. Prior to due presentment for
registration of transfer of any Note, the Issuer, the Indenture Trustee and any
of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any of their respective agents shall be affected by notice to the contrary.

      Section 2.07.     Payment of Principal and Interest, Defaulted Interest.

      (a)   Each Class of Notes shall accrue interest at the related Interest
Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to Sections 3.01 and 11.12 hereof. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.11, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date, a Redemption Date or on the related Final Scheduled Payment Date, as the case may be (and except for the
Redemption Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

                                       13

      (b)   The principal of each Note shall be payable as provided in Section
8.02(d) hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the related Final Payment Date or the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Amount have declared the Notes to be immediately due and payable in the manner provided in Section
5.02. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business 5
Business Days preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment
Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such
Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02. In addition, the Administrator shall notify each
Rating Agency upon the final payment of interest and principal of each Class of
Notes, and upon the termination of the Trust, in each case pursuant to Section
1.02(a)(iii) of the Administration Agreement.

      (c)   If the Issuer defaults in a payment of interest on the Notes, the
Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner. The
Issuer may pay such defaulted interest to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the next payment date. The Issuer shall fix or cause to be fixed any such special record date and related payment date, and, at least 15 days before any such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

      Section 2.08.     Cancellation. All Notes surrendered for payment,
registration of transfer, exchange or redemption shall, if surrendered to any
Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the
Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the
Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

      Section 2.09.     Book-Entry Notes. The Notes, upon original issuance,
will be issued in the form of a typewritten Note or Notes representing the
Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for The
Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the
Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing

                                       14

Agency, and no Note Owner will receive a definitive Note representing such Note
Owner's interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.11:

            (i)     the provisions of this Section shall be in full force and
      effect;

            (ii)    the Note Registrar and the Indenture Trustee shall be
      entitled to deal with the Clearing Agency for all purposes of this
      Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

            (iii)   to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this
      Section shall control;

            (iv)    the rights of Note Owners shall be exercised only through
      the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the
      Clearing Agency Participants. Pursuant to the Note Depository Agreement,
      unless and until Definitive Notes are issued pursuant to Section 2.11, the
      Clearing Agency will make book-entry transfers among the Clearing Agency
      Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

            (v)     whenever this Indenture requires or permits actions to be
      taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing
      Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

      Section 2.10.     Notices to Clearing Agency. Whenever a notice or other
communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.11, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the
Clearing Agency, and shall have no obligation to such Note Owners.

      Section 2.11.     Definitive Notes. If (i)(A) the Administrator advises
the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the
Book-Entry Notes and (B) neither the Indenture Trustee nor the Administrator is able to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Owners of Book-Entry Notes
representing beneficial interests aggregating at least a majority of the
Outstanding Amount of such Notes advise the Indenture Trustee and the Clearing
Agency

                                       15

Participants through the Clearing Agency, in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then, in each case, the Indenture Trustee shall notify all
Note Owners of the related Class of Notes through the Clearing Agency of the occurrence of any such event and of the availability of Definitive Notes of the related Class of Notes to Note Owners requesting the same. Upon surrender to the
Indenture Trustee of the Note or Notes representing the Book-Entry Notes by the
Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the
Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Notes of a Class, the Indenture Trustee shall recognize the Holders of the
Definitive Notes as Noteholders hereunder.

      Section 2.12.     Release of Collateral. Subject to Section 11.01 and the
terms of the other Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent
Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1) or an Opinion of
Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

      Section 2.13.     Tax Treatment. The Issuer has entered into this
Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Owner Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the
Notes for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

      Section 2.14.     Employee Benefit Plans. The transfer of a Definitive
Note shall not be registered unless the prospective transferee has represented in writing to the Indenture Trustee that either (i) it is not a Benefit Plan and is not acting on behalf of or investing the assets of a Benefit Plan or (ii) its acquisition and holding of the Definitive Note will be covered by a United
States Department of Labor prohibited transaction class exemption or some other applicable statutory or administrative exemption. Any Person that acquires a beneficial interest in a Book-Entry Note with the assets of a Benefit Plan shall be deemed to represent that its acquisition and holding of such beneficial interest is covered by a United States Department of Labor prohibited transaction class exemption or some other applicable statutory or administration exemption.

                                       16

                                  ARTICLE THREE

                                    COVENANTS

      Section 3.01.     Payment of Principal and Interest. The Issuer will duly
and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed all amounts on deposit in the Note Distribution Account on a Payment Date deposited therein in accordance with Section 8.02(d). Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such
Noteholder for all purposes of this Indenture.

      Section 3.02.     Maintenance of Office or Agency. The Issuer will
maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this
Indenture may be served. The Issuer hereby initially appoints the Indenture
Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the
Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands, provided that the Indenture Trustee shall not serve as an agent or office for the purpose of service of process on behalf of the Issuer.

      Section 3.03.     Money for Payments to be Held in Trust. As provided in
Sections 5.04 and 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Distribution Account pursuant to Section 8.02(c) shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Distribution
Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

      On or before the Business Day immediately preceding each Payment Date and
Redemption Date, the Issuer shall deposit or cause to be deposited in the
Collection Account (to be transferred to the Note Distribution Account on the related Payment Date) an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture
Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

      The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such
Paying Agent shall agree with the

                                       17

Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

      (i)   hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

      (ii)  give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

      (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

      (iv)  immediately resign as a Paying Agent and forthwith pay to the
Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

      (v)   comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such
Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture
Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and written direction of the Issuer, any other reasonable means of notification of

                                       18

such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any
Paying Agent, at the last address of record for each such Holder).

      Section 3.04.     Existence. The Issuer will keep in full effect its
existence, rights and franchises as a statutory trust under the laws of the
State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Owner Trust Estate, including all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act and MD.
Fin. Inst. Code Ann., Title 11, Subtitle 4, as applicable, in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Issuer shall terminate in accordance with the terms hereof.

      Section 3.05.     Protection of Owner Trust Estate. The Issuer intends the
security interest Granted pursuant to this Indenture in favor of the Indenture
Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Owner Trust Estate, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the
Noteholders, a first lien on and a first priority, perfected security interest in the Owner Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and will take such other action necessary or advisable to:

            (i)     Grant more effectively any portion of the Owner Trust
      Estate;

            (ii)    maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

            (iii)   perfect, publish notice of or protect the validity of any
      Grant made or to be made by this Indenture;

            (iv)    enforce any of the Collateral;

            (v)     preserve and defend title to the Owner Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Owner Trust
      Estate against the claims of all persons and parties; or

            (vi)    pay all taxes or assessments levied or assessed upon the
      Owner Trust Estate when due.

      Section 3.06.     Opinions as to Owner Trust Estate.

                                       19

      (a)   Promptly after the execution and delivery of this Indenture, the
Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the
effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

      (b)   Within 90 days after the beginning of each fiscal year of the
Issuer beginning with the first fiscal year beginning more than three months after the Cutoff Date, the Issuer shall furnish to the Indenture Trustee an
Opinion of Counsel, dated as of a date during such 90-day period, to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

      Section 3.07.     Performance of Obligations; Servicing of Receivables.

      (a)   The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Owner Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement.

      (b)   The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of
the Issuer shall be deemed to be action taken by the Issuer. Initially, the
Issuer has contracted with the Servicer and the Administrator to assist the
Issuer in performing its duties under this Indenture.

      (c)   The Issuer will and will cause the Administrator to, punctually perform and observe all of its obligations and agreements contained in this
Indenture, the other Basic Documents and in the instruments and agreements included in the Owner Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Basic
Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Indenture Trustee or the
Holders of at least a majority of the Outstanding Amount or such greater percentage as may be specified in the particular provision.

      (d)   If the Issuer shall have knowledge of the occurrence of a Servicer
Default, the Issuer shall promptly provide written notice to a Responsible
Officer of the Indenture Trustee

                                       20

and to each Rating Agency thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the
Receivables, the Issuer shall take all reasonable steps available to it to remedy such failure.

      (e)   As promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 7.01 of the Sale and Servicing Agreement, the Indenture Trustee shall appoint a
Successor Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer.
The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event will be released from such duties and obligations, such release not to be effective until the date a new servicer enters into a servicing agreement as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new servicer as the
Successor Servicer under the Sale and Servicing Agreement. Any Successor
Servicer other than the Indenture Trustee shall (i) be an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle receivables and (ii) enter into a servicing agreement with the Issuer and the Seller having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a new servicer, the Indenture
Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the
Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.02 of the
Sale and Servicing Agreement, the Issuer and the Seller shall enter into an agreement with such successor for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee). If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the
Receivables as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of
Article Six shall be inapplicable (except as set forth in the proviso contained in Section 6.01(a)) to the Indenture Trustee in its duties as the successor to the Servicer and the servicing of the Receivables. In case the Indenture Trustee shall become successor to the Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its
Affiliates or agents, provided that it shall be fully liable for the actions and omissions of such Affiliate or agent in such capacity as Successor Servicer.

      (f)   Upon any termination of the Servicer's rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify a
Responsible Officer of the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

                                       21

      Section 3.08.     Negative Covenants. So long as any Notes are
Outstanding, the Issuer shall not:

            (i)     except as expressly permitted by Section 3.10(b) and the
      Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the
      Owner Trust Estate, unless directed to do so by the Indenture Trustee;

            (ii)    claim any credit on, or make any deduction from the
      principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the
      Owner Trust Estate;

            (iii)   (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Owner
      Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related
      Obligor) or (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Owner Trust
      Estate; or

            (iv)    dissolve or liquidate in whole or in part.

      Section 3.09.     Annual Statement as to Compliance.

      (a)   The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ended March 31, 2008), an Officer's Certificate stating, as to the Authorized
Officer signing such Officer's Certificate, that:

            (i)     a review of the activities of the Issuer during such year
      and of its performance under this Indenture has been made under such
      Authorized Officer's supervision; and

            (ii)    to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                                       22

      (b)   On or before June 1st of each calendar year in which a Form 10-K is required to be filed on behalf of the Issuer, commencing in 2008, the Indenture
Trustee shall deliver to the Issuer and the Administrator a report regarding the
Indenture Trustee's assessment of compliance with each of the Servicing Criteria specified on Exhibit C hereto during the immediately preceding reporting year accompanied by an attestation report by a registered public accounting firm, in each case as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item
1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on Exhibit C hereto. Notwithstanding the foregoing, any failure of the
Indenture Trustee to deliver such report and attestation on or before June 1st
(but not later than June 15th) shall not constitute a breach of the Indenture
Trustee's agreements pursuant to this Section.

      Section 3.10.     Issuer May Consolidate, etc., Only on Certain Terms.

      (a)   The Issuer shall not consolidate or merge with or into any other
Person, unless:

            (i)     the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the
      Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this
      Indenture, and each other Basic Document, on the part of the Issuer to be performed or observed;

            (ii)    immediately after giving effect to such transaction, no
      Default or Event of Default shall have occurred and be continuing;

            (iii)   the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv)    the Issuer shall have received an Opinion of Counsel (and
      shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v)     any action that is necessary to maintain the lien and
      security interest created by this Indenture shall have been taken; and

            (vi)    the Issuer shall have delivered to the Indenture Trustee an
      Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such consolidation or merger comply with this
      Article and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                                       23

      (b)   The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Owner Trust Estate, to any Person (except as expressly permitted by the Basic Documents), unless:

            (i)     the Person that acquires by conveyance or transfer the
      properties or assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any
      State, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the
      Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C)
      expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and
      (E) expressly agree by means of such supplemental indenture that such
      Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person)
      required by the Exchange Act in connection with the Notes;

            (ii)    immediately after giving effect to such transaction, no
      Default or Event of Default shall have occurred and be continuing;

            (iii)   the Rating Agency Condition shall have been satisfied with respect to such transaction;

            (iv)    the Issuer shall have received an Opinion of Counsel (and
      shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse federal tax consequence to the Issuer, any Noteholder or any Certificateholder;

            (v)     any action that is necessary to maintain the lien and
      security interest created by this Indenture shall have been taken; and

            (vi)    the Issuer shall have delivered to the Indenture Trustee an
      Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no actions will be taken) each stating that such conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with
      (including any filing required by the Exchange Act).

      Section 3.11.     Successor or Transferee.

      (a)   Upon any consolidation or merger of the Issuer in accordance with
Section 3.10(a), the Person formed by or surviving such consolidation or merger
(if other than the Issuer)

                                       24

shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      (b)   Upon a conveyance or transfer of all of the properties or assets of the Issuer pursuant to Section 3.10(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

      Section 3.12.     No Other Business. The Issuer shall not engage in any
business other than financing, purchasing, owning, selling and managing the
Receivables in the manner contemplated by this Indenture and the other Basic
Documents and activities incidental thereto.

      Section 3.13.     No Borrowing. The Issuer shall not issue, incur, assume,
guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for (i) the Notes and (ii) any other indebtedness permitted by or arising under the other Basic Documents.

      Section 3.14.     Servicer's Obligations. The Issuer shall cause the
Servicer to comply with Sections 3.10, 3.11, 3.12, 4.10 and Article Eight of the
Sale and Servicing Agreement.

      Section 3.15.     Guarantees, Loans, Advances and Other Liabilities.
Except as contemplated by the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      Section 3.16.     Capital Expenditures. The Issuer shall not make any
expenditure (by long-term or operating lease or otherwise) for capital assets
(either realty or personalty).

      Section 3.17.     Removal of Administrator. So long as any Notes are
Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

      Section 3.18.     Restricted Payments. Except as expressly permitted by
the Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner
Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (a) distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and
Servicing Agreement or the Trust Agreement and (b) payments to the Indenture
Trustee pursuant

                                       25

to Section 1.02(b)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection
Account except in accordance with this Indenture and the Basic Documents.

      Section 3.19.     Notice of Events of Default. The Issuer shall give a
Responsible Officer of the Indenture Trustee and each Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Servicer or the Seller of its obligations under the Sale and Servicing
Agreement.

      Section 3.20.     Further Instruments and Acts. Upon request of the
Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      Section 3.21.     Compliance with Laws. The Issuer shall comply with the
requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any
Basic Document.

      Section 3.22.     Amendments of Sale and Servicing Agreement and Trust
Agreement. The Issuer shall not agree to, any amendment to Section 9.01 of the
Sale and Servicing Agreement or Section 11.01 of the Trust Agreement to
eliminate the requirements thereunder that the Indenture Trustee or the Holders of the Notes consent to amendments thereto as provided therein.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

      Section 4.01.     Satisfaction and Discharge of Indenture. This Indenture
shall cease to be of further effect with respect to the Notes except as to (i)
rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08,
3.10, 3.12, 3.13, 3.20 and 3.22, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section
4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on written demand of and at the expense of the
Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

      (i)   either

                  (A)   all Notes theretofore authenticated and delivered (other
            than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii)
            Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer

                                       26

            and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture
            Trustee for cancellation; or

                  (B)   all Notes not theretofore delivered to the Indenture
            Trustee for cancellation

                        (1)   have become due and payable,

                        (2)   will become due and payable at the Class A-4
                  Final Payment Date within one year, or

                        (3)   are to be called for redemption within one year
                  under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

            and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the
            Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such
            Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Final Payment Date or
            Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

      (ii)  the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the
Indenture Trustee for the benefit of the Noteholders under this Indenture or the
Notes; and

      (iii) the Issuer has delivered to the Indenture Trustee an Officer's
Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture
Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 (a) and, subject to
Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Section 4.02.     Application of Trust Money. All monies deposited with
the Indenture Trustee pursuant to Section 4.01 shall be held in trust in a segregated non-interest bearing account and applied by it, in accordance with the provisions of the Notes, the Sale and Servicing Agreement and this
Indenture, to the payment, either directly or through any Paying Agent, as the
Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the
Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds of the Issuer except to the extent required herein or in the Sale and Servicing Agreement or required by law.

                                       27

      Section 4.03.     Repayment of Monies Held by Paying Agent. In connection
with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                  ARTICLE FIVE

                                    REMEDIES

      Section 5.01.     Events of Default. "Event of Default", wherever used
herein, means any one of the following events (whatever the reason for such
Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (i)   default by the Issuer in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days;

      (ii)  default by the Issuer in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

      (iii) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the
Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture
Trustee or to the Issuer and the Indenture Trustee by the Holders of at least
25% of the Outstanding Amount, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (iv)  the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Owner Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Owner Trust
Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

      (v)   the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by

                                       28

the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Owner Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to a Responsible Officer of the Indenture Trustee, within five days after the occurrence thereof, written notice in the form of an
Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

      Section 5.02.     Acceleration of Maturity, Rescission and Annulment.

      (a)   If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Outstanding Amount may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the
Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

      (b)   At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the
Holders of Notes representing a majority of the Outstanding Amount, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

      (i)   the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A)   all payments of principal of and interest on all Notes
            and all other amounts that would then be due hereunder or upon such
            Notes if the Event of Default giving rise to such acceleration had not occurred; and

                  (B)   all sums paid or advanced by the Indenture Trustee
            hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;
            and

      (ii)  all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

      Section 5.03.     Collection of Indebtedness and Suits for Enforcement by
Indenture Trustee.

                                       29

      (a)   The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the
Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the related Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture
Trustee and its agents and counsel.

      (b)   In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

      (c)   If an Event of Default occurs and is continuing, the Indenture
Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (d)   In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Owner Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i)     to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor
      Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture
      Trustee, except as a result of negligence or bad faith) and of the
      Noteholders allowed in such Proceedings;

                                       30

            (ii)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

            (iv)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the
      Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

      (e)   Nothing herein contained shall be deemed to authorize the Indenture
Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any
Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      (f)   All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other
Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor
Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

      (g)   In any Proceedings brought by the Indenture Trustee (including any
Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

      Section 5.04.     Remedies, Priorities.

      (a)   If an Event of Default shall have occurred and be continuing, the
Indenture Trustee may do one or more of the following (subject to Sections 5.02 and 5.05):

                                       31

            (i)     institute Proceedings in its own name and/or as trustee of an express trust for the collection of all amounts then payable on the
      Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

            (ii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Owner Trust
      Estate;

            (iii)   exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the
      Indenture Trustee on behalf of the Noteholders under this Indenture; and

            (iv)    sell the Owner Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Owner Trust Estate following an Event of Default, other than an
Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of
100% of the Outstanding Amount consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders and Certificateholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes and Certificates for principal and interest or (C) the Indenture Trustee determines that the Owner Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes and Certificates as would have become due if the Notes and Certificates had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 100% of the Outstanding Amount. In determining such sufficiency or insufficiency with respect to clause (B) and (C) above, the Indenture Trustee may, but need not, obtain, at the expense of the Issuer, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust
Estate for such purpose.

      (b)   If the Indenture Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order and priority:

            (i)     to the Indenture Trustee, the Delaware Trustee and the Owner
      Trustee, any amounts due under the Trust Agreement or Section 6.07 hereof;

            (ii)    to the Servicer, for amounts due and unpaid in respect of
      Nonrecoverable Advances under the Sale and Servicing Agreement;

            (iii)   to the Servicer, for amounts due and unpaid in respect of
      the Total Servicing Fee under the Sale and Servicing Agreement;

                                       32

            (iv)    to the Holders of the Notes of each Class, the Note Interest
      Distributable Amount ratably in proportion to the Note Interest
      Distributable Amount for each Class at their respective Interest Rates;

            (v)     to the Holders of Notes of all Classes, the outstanding
      principal amount of the Notes, pro rata in proportion to the Outstanding principal amount of each Class;

            (vi)    to the Holders of the Trust Certificates, the Certificate
      Interest Distributable Amount;

            (vii)   to the Holders of the Trust Certificates, the outstanding
      principal amount of the Trust Certificates; and

            (viii)  to the Seller, any remaining amount.

The Indenture Trustee may fix a record date and payment date for any payment to
Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

      Section 5.05.     Optional Preservation of the Receivables. If the Notes
have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Owner Trust Estate. It is the desire of the parties hereto and the
Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Owner Trust Estate. In determining whether to maintain possession of the
Owner Trust Estate, the Indenture Trustee may, but need not, obtain, at the expense of the Issuer, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Owner Trust Estate for such purpose.

      Section 5.06.     Limitation of Suits. No Holder of any Note shall have
any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i)     such Holder has previously given written notice to the
      Indenture Trustee of a continuing Event of Default;

            (ii)    the Holders of not less than 25% of the Outstanding Amount have made written request to the Indenture Trustee to institute such
      Proceeding in respect of such Event of Default in its own name as
      Indenture Trustee hereunder;

                                       33

            (iii)   such Holder or Holders have offered to the Indenture
      Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv)    the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such
      Proceedings; and

            (v)     no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

      In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Amount, the Indenture
Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture. The Indenture
Trustee shall not be liable for any such determination made in good faith.

      Section 5.07.     Unconditional Rights of Noteholders to Receive Principal
and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this
Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.08.     Restoration of Rights and Remedies. If the Indenture
Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture
Trustee or to such Noteholder, then and in every such case the Issuer, the
Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture
Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

      Section 5.09.     Rights and Remedies Cumulative. No right or remedy
herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or

                                       34

employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.10.     Delay or Omission Not a Waiver. No delay or omission of
the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the
Noteholders, as the case may be.

      Section 5.11.     Control by Noteholders. The Holders of Notes
representing a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i)     such direction shall not be in conflict with any rule of law or with this Indenture;

            (ii)    subject to the terms of Section 5.04, any direction to the
      Indenture Trustee to sell or liquidate the Owner Trust Estate shall be by the Holders of Notes representing not less than 100% of the Outstanding
      Amount;

            (iii)   if the conditions set forth in Section 5.05 have been
      satisfied and the Indenture Trustee elects to retain the Owner Trust
      Estate pursuant to such Section, then any direction to the Indenture
      Trustee by the Holders of Notes representing less than 100% of the
      Outstanding Amount to sell or liquidate the Owner Trust Estate shall be of no force and effect; and

            (iv)    the Indenture Trustee may take any other action deemed
      proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action for which it will not be adequately indemnified or might materially adversely affect the rights of any Noteholders not consenting to such action.

      Section 5.12.     Waiver of Past Defaults. Prior to the declaration of the
acceleration of the maturity of the Notes as provided in Section 5.02, the
Holders of Notes of not less than a majority of the Outstanding Amount may waive any past Default or Event of Default and its consequences except a Default (i)
in payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall respectively be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                                       35

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture.

      Section 5.13.     Undertaking for Costs. All parties to this Indenture
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as
Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the
Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of
Noteholders, in each case holding in the aggregate more than 10% of the
Outstanding Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

      Section 5.14.     Waiver of Stay or Extension Laws. The Issuer covenants
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this
Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.15.     Action on Notes. The Indenture Trustee's right to seek
and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Owner Trust
Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

      Section 5.16.     Performance and Enforcement of Certain Obligations.

      (a)   Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller or the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing
Agreement in accordance with the terms thereof, and to exercise any and all rights,

                                       36

remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the
Sale and Servicing Agreement.

      (b)   If an Event of Default has occurred and is continuing, the
Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of 66 2/3% of the Outstanding Amount shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer, of each of their obligations to the
Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the
Issuer to take such action shall be suspended.

                                   ARTICLE SIX

                              THE INDENTURE TRUSTEE

      Section 6.01.     Duties of Indenture Trustee.

      (a)   If an Event of Default has occurred and is continuing of which a
Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture
Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Servicer pursuant to Section 3.07(e), the Indenture Trustee in performing such duties shall use the degree of care and skill customarily exercised by a prudent institutional servicer with respect to installment sale contracts that it services for itself or others.

      (b)   Except during the continuance of an Event of Default of which a
Responsible Officer of the Indenture Trustee has actual knowledge:

            (i)     the Indenture Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii)    in the absence of bad faith on its part, the Indenture
      Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions specifically required to be furnished pursuant to any provision of this Agreement to determine whether or not they conform to the requirements of this Indenture.

                                       37

      (c)   The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)     this paragraph does not limit the effect of Section 6.01(b);

            (ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii)   the Indenture Trustee shall not be liable with respect to
      any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

      (d)   Every provision of this Indenture that in any way relates to the
Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

      (e)   The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the
Issuer.

      (f)   Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this
Indenture or the Sale and Servicing Agreement.

      (g)   No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (h)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the
TIA.

      (i)   The Indenture Trustee shall not be charged with knowledge of any
Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such Event of Default or (ii) written notice of such Event of
Default shall have been received by a Responsible Officer of the Indenture
Trustee in accordance with the provisions of this Indenture.

      (j)   The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof,
(B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Owner Trust
Estate, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture

                                       38

believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

      Section 6.02.     Rights of Indenture Trustee.

      (a)   Except as otherwise provided in the second succeeding sentence, the
Indenture Trustee may conclusively rely on, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, Opinion of
Counsel, certificate of auditors, Independent Certificate or any other document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact, calculation or matter stated in the document. Notwithstanding the foregoing, the Indenture
Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture
Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

      (b)   Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee
shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

      (c)   The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

      (d)   The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

      (e)   The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f)   The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this
Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;
provided, however, nothing contained herein shall, however, relieve the
Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by

                                       39

this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (g)   The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture
Trustee shall not be answerable in the performance of such act for other than its negligence or willful misconduct.

      (h)   The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Owner Trust Estate created hereby or the powers granted hereunder.

      (i)   All rights of action and claims under this Indenture or the Note may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Indenture Trustee shall be brought in its own name or in its capacity as Indenture Trustee. Any recovery of judgment shall, after provision for the payments to the Indenture Trustee provided for in Section 6.07, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

      Section 6.03.     Individual Rights of Indenture Trustee. The Indenture
Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note
Registrar, co-registrar or co-paying agent may do the same with like rights.
However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

      Section 6.04.     Indenture Trustee's Disclaimer. The Indenture Trustee
shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Owner Trust Estate or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication. The Indenture
Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.

      Section 6.05.     Notice of Defaults. If a Default occurs and is
continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within
90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

      Section 6.06.     Reports by Indenture Trustee to Holders. The Indenture
Trustee shall make available to each Noteholder such information as may be required to enable each Noteholder to prepare its respective federal and state income tax returns. The Indenture

                                       40

Trustee will make documents or information which it is required to provide available to the Noteholders, including, without limitation, the Servicer's
Certificate (as such term is defined in the Sale and Servicing Agreement), and the Indenture Trustee will post at www.uboc.com information regarding principal and interest due and paid on the Notes. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the
Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes; provided, however, that the Indenture
Trustee will also mail copies of any such statements to any Noteholders who so request in writing.

      Section 6.07.     Compensation and Indemnity. The Issuer shall, or shall
cause the Administrator to, (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii)
reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including without limitation, costs of collection, in addition to the compensation for its services, which expenses shall include the reasonable compensation and expenses, disbursements and advances of the
Indenture Trustee's agents, counsel, accountants and experts and (iii) indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder not resulting from its own willful misconduct, negligence or bad faith. The Indenture Trustee shall notify the
Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the
Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The indemnities contained in this Section 6.07 shall survive the resignation or removal of the Indenture Trustee or the termination of this Indenture. Absent an Event of Default, in the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 6.07, the Indenture Trustee's choice of legal counsel shall be subject to the approval of the Depositor (or if the Depositor is no longer an owner, the designee of the
Depositor), which approval shall not be unreasonably withheld, conditioned, delayed or denied. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the
Indenture Trustee (1) through the Indenture Trustee's own willful misconduct, negligence or bad faith or (2) in the case of the inaccuracy of any representation or warranty contained in Section 6.13 expressly made by the
Indenture Trustee.

      The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section shall survive the discharge of this Indenture and the resignation or discharge of the Indenture Trustee and shall extend to any co-trustee or separate trustee appointed pursuant to Section 6.10 hereunder. When the
Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 5.01 (iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States
Code or any other applicable federal or state bankruptcy, insolvency or similar law.

                                       41

      Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, other than interest due but not paid on the Notes), even if the
Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 6.08.     Replacement of Indenture Trustee. No resignation or
removal of the Indenture Trustee and no appointment of a successor Indenture
Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer. Noteholders representing a majority of the Outstanding Amount may remove the Indenture Trustee at any time and appoint a successor Indenture Trustee by so notifying the Indenture Trustee in writing. The Issuer shall remove the Indenture Trustee if:

            (i)     the Indenture Trustee fails to comply with Section 6.11;

            (ii)    a court having jurisdiction in the premises in respect of
      the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

            (iii)   the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture
      Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

            (iv)    the Indenture Trustee otherwise becomes incapable of acting.

      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the
Issuer shall promptly appoint a successor Indenture Trustee.

      A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture
Trustee

                                       42

shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

      If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture
Trustee, the Issuer or the Holders of a majority in Outstanding Amount may petition any court of competent jurisdiction for the appointment of a successor
Indenture Trustee.

      If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the
Indenture Trustee and the appointment of a successor Indenture Trustee.

      Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture
Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture
Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section 6.07 shall continue for the benefit of the retiring
Indenture Trustee.

      Section 6.09.     Successor Indenture Trustee by Merger. If the Indenture
Trustee consolidates or merges with, converts or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation shall, without any further act, be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.

      In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such
Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force as is provided anywhere in the Notes or in this
Indenture that the certificate of the Indenture Trustee shall have.

      Section 6.10.     Appointment of Co-Trustee or Separate Trustee.

      (a)   Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Indenture
Trustee and the Administrator, acting jointly, shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the

                                       43

Noteholders, such title to the Owner Trust Estate or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after its receipt of a request to do so, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08.

      (b)   Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i)     all rights, powers, duties and obligations conferred or
      imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture
      Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations
      (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the
      Indenture Trustee;

            (ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii)   the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c)   Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture
Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the
Indenture Trustee and a copy thereof given to the Administrator.

      (d)   Any separate trustee or co-trustee may at any time constitute the
Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the

                                       44

Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 6.11.     Eligibility, Disqualification. The Indenture Trustee
shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture
Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and the time deposits of the Indenture Trustee shall be rated at least P-1 by Moody's and F1 by Fitch. The Indenture Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1)
any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss.
310(b)(1) are met.

      In the event that, (A) the Indenture Trustee (i) or any of its directors or executive officers is an underwriter, or (ii) directly or indirectly, controls or is controlled by, or is in common control with, an underwriter; and
(B) an Event of Default occurs, the Indenture Trustee shall comply with TIA ss.
310(b). For this purpose only and pursuant to TIA ss. 310(b), an "underwriter"
means any person who, within one year prior to the occurrence of the Event of
Default, was an underwriter of any of the notes outstanding at the time of such
Event of Default.

      Section 6.12.     Preferential Collection of Claims Against Issuer. The
Indenture Trustee shall comply with TIA ss. 311 (a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 31l(a) to the extent indicated.

      Section 6.13.     Representations and Warranties of Indenture Trustee. The
Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

            (i)     it is a banking association duly organized, validly existing and in good standing under the laws of the United States of America;

            (ii)    it has full power, authority and legal right to execute,
      deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this
      Indenture;

            (iii)   assuming the necessary authorization, execution and
      delivery thereof by the other parties thereto, the duties and obligations of the Indenture Trustee under the Indenture constitute the valid, legal and binding obligations of the Indenture Trustee enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws or equitable principles limiting creditors' rights generally, and provided that no representation is expressed as to the availability of equitable remedies;

            (iv)    that to the best knowledge of the Indenture Trustee, the
      Indenture Trustee is not in breach of or default under any law or administrative rule or regulation of the United States of America or any department, division, agency or instrumentality thereof,

                                       45

      or any applicable court or administrative decree or order, and which would materially impair the ability of the Indenture Trustee to perform its obligations under the Indenture; and

            (v)     that to the best knowledge of the Indenture Trustee, no
      authorization, consent or other order of any state or federal government authority or agency having jurisdiction over the trust powers of the
      Indenture Trustee are required to be obtained by the Indenture Trustee for the valid authorization, execution and delivery by the Indenture Trustee of the Indenture or the authentication of the Notes.

                                  ARTICLE SEVEN

                         NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01.     Issuer to Furnish Indenture Trustee Names and Addresses
of Noteholders. If Definitive Notes are issued, the Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note
Registrar, no such list shall be required to be furnished.

      Section 7.02.     Preservation of Information; Communications, Reports and
Certain Documents to Noteholders.

      (a)   The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the
Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

      (b)   Noteholders may communicate pursuant to TIA ss. 312(b) with other
Noteholders with respect to their rights under this Indenture or under the
Notes.

      (c)   The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

      (d)   The Indenture Trustee will provide to Securityholders the reports, certificates, opinions and documents specified in Section 3.15 of the Sale and
Servicing Agreement, upon written request to the Indenture Trustee.

      Section 7.03.     Reports by Issuer.

                                       46

      (a)   The Issuer shall:

            (i)     file with the Indenture Trustee, within 15 days after the
      Issuer is required to file the same with the Commission, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

            (ii)    file with the Indenture Trustee and the Commission in
      accordance with rules and regulations prescribed from time to time by the
      Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this
      Indenture as may be required from time to time by such rules and regulations; and

            (iii)   supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c))
      such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section
      7.03(a) and by rules and regulations prescribed from time to time by the
      Commission.

      (b)   Unless the Issuer otherwise determines, the fiscal year of the
Issuer shall end on March 31 of each year.

      Section 7.04.     Reports by Indenture Trustee. If required by TIA ss.
313(a), within 60 days after each December 15 beginning with December 15, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA ss.
313(c) a brief report dated as of such date that complies with TIA ss. 313(a).
The Indenture Trustee also shall comply with TIA ss. 313(b).

      A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the
Indenture Trustee in writing if and when the Notes are listed on any stock exchange and of any delisting thereof.

                                  ARTICLE EIGHT

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      Section 8.01.     Collection of Money. Except as otherwise expressly
provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture
Trustee shall apply all such money received by it as provided in this Indenture.
Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the

                                       47

Owner Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this
Indenture and any right to proceed thereafter as provided in Article Five.

      Section 8.02.     Accounts.

      (a)   Pursuant to Section 4.01 of the Sale and Servicing Agreement, there has been established and there shall be maintained an Eligible Account
(initially at Union Bank of California, N.A.) in the name, and under the sole dominion and control, of the Indenture Trustee until the Outstanding Amount has been reduced to zero, and thereafter, in the name, and under the sole dominion and control, of the Owner Trustee, which is designated as the Yield Supplement
Account.

      (b)   On or prior to the Closing Date, the Issuer shall cause the
Servicer to establish and maintain, in the name of the Indenture Trustee,
Eligible Accounts for the benefit of the (i) Securityholders, the Collection
Account, the Yield Supplement Account and the Payahead Account, and (ii)
Noteholders, the Note Distribution Account and the Reserve Fund as provided in
Section 4.01 of the Sale and Servicing Agreement.

      (c)   On or before each Payment Date, with respect to the preceding
Collection Period, all amounts required to be deposited in the Collection
Account will be deposited as provided in Sections 4.02 and 4.05 of the Sale and
Servicing Agreement. On or before each Payment Date, all amounts required to be deposited in the Note Distribution Account with respect to the preceding
Collection Period pursuant to Sections 4.06 and 4.07 of the Sale and Servicing
Agreement will be transferred from the Collection Account, the Reserve Fund, the
Payahead Account and/or the Yield Supplement Account to the Note Distribution
Account.

      (d)   On each Payment Date and Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Note Distribution Account to
Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest (including any premium) in the amounts and order as set forth in the Servicer's Certificate which shall be in the following amounts and in the following order of priority (except as otherwise provided in
Section 5.04(b)):

            (i)     the Note Interest Distributable Amount; provided, that if
      there are not sufficient funds in the Note Distribution Account to pay the allocable portion of the Note Interest Distribution Amount with respect to each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such amount pro rata on the basis of the total
      Note Interest Distributable Amount due on the Notes;

            (ii)    the Note Principal Distributable Amount (first to the Class
      A-1 Notes until the Class A-1 Notes are paid in full, second to the Class
      A-2 Notes until paid in full, third to the Class A-3 Notes until paid in full, and fourth to the Class A-4 Notes until paid in full);

                                       48

            (iii)   notwithstanding clause (ii) above, on each Payment Date
      after the Notes have been accelerated as provided in Section 5.02(a)
      following the occurrence of an Event of Default, until such time as the
      Notes have been paid in full, the Note Principal Distributable Amount shall be paid first to the Class A-1 Notes until the Class A-1 Notes are paid in full and then to the Class A-2, Class A-3 and Class A-4 Notes on a pro rata basis based on the Outstanding Amount of each such Class of
      Notes; and

            (iv)    in the event that there are insufficient funds in the Note
      Distribution Account, an amount will be withdrawn from the Reserve Fund pursuant to Section 4.07(b) of the Sale and Servicing Agreement.

The Indenture Trustee shall, subject to Article VI, make the distributions on the Notes in a manner consistent with the Servicer's Certificate and will, upon the request of the Issuer, confirm to the Issuer that it has made such payments in accordance with the Servicer's Certificate.

      Section 8.03.     General Provisions Regarding Accounts.

      (a)   So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Accounts shall be invested in Eligible Investments and reinvested by the Indenture Trustee upon the written direction of the Servicer, subject to the provisions of Section 4.01(b) of the
Sale and Servicing Agreement. Except as otherwise provided in Section 4.01 (b)
of the Sale and Servicing Agreement, all income or other gain from investments of monies deposited in the Accounts shall be paid to the Servicer, and any loss resulting from such investments shall be charged to the related Account.

      (b)   Subject to Section 6.01(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's failure to make payments on such
Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

      (c)   If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 2:00 P.M.,
New York Time (or such other time as may be agreed by the Issuer and the
Indenture Trustee) on any Business Day or (ii) to the knowledge of a Responsible
Officer of the Indenture Trustee a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if such
Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Owner Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee upon actual knowledge by a Responsible Officer of such event shall, in the case of clause (i) above, maintain such funds in cash or, in the case of clauses (ii) or (iii) above, to the fullest extent practicable, invest and reinvest funds in the Accounts in the Eligible Investment listed in clause (vii) of the definition thereof.

      Section 8.04.     Release of Owner Trust Estate.

                                       49

      (a)   Subject to the payment of its fees and expenses pursuant to Section
6.07, the Indenture Trustee may, and when required by the provisions of this
Indenture shall, execute instruments to release property from the lien of this
Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this
Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

      (b)   The Indenture Trustee shall, at such time as there are no Notes
Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Owner Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other
Person entitled thereto any funds then on deposit in the Accounts. The Indenture
Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.04(b) only upon receipt of an Issuer Request accompanied by an
Officer's Certificate, an Opinion of Counsel and (if required by the TIA)
Independent Certificates in accordance with TIA ss.ss. 314(c) and 314(d)(1)
meeting the applicable requirements of Section 11.01. Such release shall be deemed to have been made upon completion of the requirements set forth in the foregoing sentence.

      Section 8.05.     Opinion of Counsel. The Indenture Trustee shall receive
at least seven days written notice when requested by the Issuer to take any action pursuant to Section 8.04(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the
Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture;
provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Owner Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture
Trustee in connection with any such action.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

      Section 9.01.     Supplemental Indentures Without Consent of Noteholders.

      (a)   Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i)     to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture

                                       50

      Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this
      Indenture;

            (ii)    to evidence the succession, in compliance with the
      applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii)   to add to the covenants of the Issuer, for the benefit of
      the Holder of any Notes, or to surrender any right or power herein conferred upon the Issuer;

            (iv)    to convey, transfer, assign, mortgage or pledge any
      property to or with the Indenture Trustee;

            (v)     to cure any ambiguity, to correct or supplement any
      provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or the other Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

            (vi)    to evidence and provide for the acceptance of the
      appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six; or

            (vii)   to modify, eliminate or add to the provisions of this
      Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b)   The Issuer and the Indenture Trustee, when authorized by an Issuer
Order, may, also without the consent of any of the Holders of the Notes but with prior notice to each Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this
Indenture; provided, however, that such action shall not, as evidenced by an
Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

      Section 9.02.     Supplemental Indentures With Consent of Noteholders. The
Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to each Rating Agency and with the written consent of the
Holders of not less than a majority of the Outstanding Amount, by Act of such
Holders delivered to the Issuer and the Indenture

                                       51

      Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture;
      provided, however, that no such supplemental indenture shall, without the written consent of the Holder of each Outstanding Note affected thereby:

            (i)     change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the
      Interest Rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Owner Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

            (ii)    reduce the percentage of the Outstanding Amount, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iii)   modify or alter the provisions of the proviso to the
      definition of the term "Outstanding";

            (iv)    reduce the percentage of the Outstanding Amount required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the
      Owner Trust Estate pursuant to Section 5.04 or amend the provisions of this Article which specify the percentage of the Outstanding Amount required to amend this Indenture or the other Basic Documents;

            (v)     modify any provision of this Section except to increase any percentage specified herein or provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

            (vi)    modify any of the provisions of this Indenture in such
      manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

            (vii)   permit the creation of any lien ranking prior to or on a
      parity with the lien of this Indenture with respect to any part of the
      Owner Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any

                                       52

      property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

      The Administrator shall certify to the Indenture Trustee whether or not any Notes would be affected by any supplemental indenture and any such certification shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

      It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03.     Execution of Supplemental Indentures. In executing, or
permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the
Indenture Trustee's own rights, duties, liabilities or immunities under this
Indenture or otherwise.

      Section 9.04.     Effect of Supplemental Indenture. Upon the execution of
any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes
shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 9.05.     Conformity with Trust Indenture Act. Every amendment of
this Indenture and every supplemental indenture executed pursuant to this
Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

      Section 9.06.     Reference in Notes to Supplemental Indentures. Notes
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the

                                       53

Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding
Notes.

                                   ARTICLE TEN

                               REDEMPTION OF NOTES

      Section 10.01.    Redemption. The Outstanding Notes are subject to
redemption in whole, but not in part, pursuant to Section 8.01 of the Sale and
Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Owner Trust Estate pursuant to said Section, for a purchase price equal to the Redemption Price; provided that the Issuer has available funds sufficient to pay the Redemption Price. The Servicer or the
Issuer shall furnish each Rating Agency notice of such redemption. If the outstanding Notes are to be redeemed pursuant to this Section, the Servicer or the Issuer shall furnish written notice of such election to the Indenture
Trustee not later than 30 days prior to the Redemption Date and the Issuer shall deposit by 8:00 A.M., Los Angeles time, on the Redemption Date with the
Indenture Trustee in the Note Distribution Account the Redemption Price of the
Notes to be redeemed, whereupon all such Notes shall be due and payable on the
Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

      Section 10.02.    Form of Redemption Notice. Notice of redemption under
Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such
Holder's address or facsimile number appearing in the Note Register.

      All notices of redemption shall include the following information:

            (i)     the Redemption Date;

            (ii)    the Redemption Price;

            (iii)   the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

            (iv)    that on the Redemption Date, the Redemption Price will
      become due and payable upon each Note and that interest thereon shall cease to accrue from and after the Redemption Date.

                                       54

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

      Section 10.03.    Notes Payable on Redemption Date. The Notes or portions
thereof to be redeemed shall, following notice of redemption as required by
Section 10.02, on the Redemption Date become due and payable at the Redemption
Price and (unless the Issuer shall default in the payment of the Redemption
Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the
Redemption Price.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

      Section 11.01.    Compliance Certificates and Opinions, etc.

      (a)   Upon any application or request by the Issuer to the Indenture
Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i)     a statement that each signatory of such certificate or
      opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii)    a brief statement as to the nature and scope of the
      examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii)   a statement that, in the opinion of each such signatory,
      such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv)    a statement as to whether, in the opinion of each such
      signatory, such condition or covenant has been complied with.

                                       55

      (b)   (i)     Prior to the deposit of any Collateral or other property
or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the
Issuer shall, in addition to any obligation imposed in Section 11.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's
Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

            (ii)    Whenever the Issuer is required to furnish to the Indenture
      Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as
      to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the
      Outstanding Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the
      Issuer as set forth in the related Officer's Certificate is less than
      $25,000 or less than one percent of the Outstanding Amount of the Notes.

            (iii)   Other than with respect to any release described in clause
      (A) or (B) of Section 11.01(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv)    Whenever the Issuer is required to furnish to the Indenture
      Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the
      Issuer shall also furnish to the Indenture Trustee an Independent
      Certificate as to the same matters if the fair value of the property or securities and of all other property (other than property described in clauses (A) or (B) of Section 11.01 (b)(v)) released from the lien of this
      Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause
      (iv), equals 10% or more of the Outstanding Amount, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's
      Certificate is less than $25,000 or less than one percent of the then
      Outstanding Amount.

            (v)     Notwithstanding Section 2.12 or any other provision of this
      Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents, so long as the Issuer shall deliver to the Indenture
      Trustee every six months,

                                       56

      commencing December 15, 2007 an Officer's Certificate of the Issuer
      stating that all the dispositions of Collateral described in clauses (A)
      and (B) above that occurred during the preceding six calendar months or shorter period in the case of the first such Officer's Certificate were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents.

      Section 11.02.    Form of Documents Delivered to Indenture Trustee. In any
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such
Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of
Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the
Servicer, the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the
Servicer, the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

      Section 11.03.    Acts of Noteholders.

      (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by
Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly

                                       57

provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01)
conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b)   The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c)   The ownership of Notes shall be proved by the Note Register.

      (d)   Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the
Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 11.04.    Notices, etc., to Indenture Trustee, Issuer and Rating
Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

            (i)     the Indenture Trustee by any Noteholder or by the Issuer
      shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid, overnight delivery service or facsimile (followed by original) to or with the
      Indenture Trustee at its Corporate Trust Office, or

            (ii)    the Issuer by the Indenture Trustee or by any Noteholder
      shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid, overnight delivery service or facsimile
      (followed by original) to the Issuer addressed to: Honda Auto Receivables
      2007-2 Owner Trust, in care of The Bank of New York, 101 Barclay Street,
      Floor 8 West, New York, New York 10286, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the
      Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

      Notices required to be given to each Rating Agency by the Issuer, the
Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, couriered or mailed by certified mail, return receipt requested, or overnight delivery service to (i) Moody's Investors Service, Inc., ABS
Monitoring Department, 99 Church Street, New York, New York 10007; and (ii) in
the case of Fitch, at the following address: One State Street Plaza, New York,
New York 10004, Attention: Asset Backed Surveillance Department; or at such other address as shall be designated by written notice to the other parties.

                                       58

      Section 11.05.    Notices to Noteholders; Waiver. Where this Indenture
provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of
Default.

      Section 11.06.    Alternate Payment and Notice Provisions. Notwithstanding
any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

      Section 11.07.    Conflict with Trust Indenture Act. If any provision
hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust
Indenture Act, such required provision shall control.

      The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

                                       59

      Section 11.08.    Effect of Headings and Table of Contents. The Article
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 11.09.    Successors and Assigns. All covenants and agreements in
this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      Section 11.10.    Separability. In case any provision in this Indenture or
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and the Notes shall not in any way be affected or impaired thereby.

      Section 11.11.    Benefits of Indenture. Nothing in this Indenture or in
the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Owner Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 11.12.    Legal Holidays. In any case where the date on which any
payment is due shall not be a Business Day, then (notwithstanding any other provision of the Note's or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

      Section 11.13.    Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 11.14.    Counterparts. This Indenture may be executed in any
number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 11.15.    Recording of Indenture. If this Indenture is subject to
recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel
(which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the
Indenture Trustee under this Indenture.

                                       60

      Section 11.16.    Trust Obligation. No recourse may be taken, directly or
indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the
Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture
Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or
of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust
Agreement as if specifically set forth herein.

      Section 11.17.    No Petition. The Indenture Trustee, by entering into
this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic
Documents.

      Section 11.18.    Inspection. The Issuer agrees that, on reasonable prior
notice, it will permit any representative of the Indenture Trustee, during the
Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) the disclosure of any and all information that is or becomes publicly known, or information obtained by the Indenture Trustee from sources other than the Servicer or the Issuer, (ii) the disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Indenture Trustee's business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Indenture Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Servicer or the Issuer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Indenture

                                       61

Trustee having a need to know the same, provided that the Indenture Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Servicer or the
Issuer.

      Section 11.19.    [Reserved]

      Section 11.20.    Tax Treatment. Notwithstanding the foregoing or anything
herein to the contrary, all persons (and their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction described herein and all materials of any kind (including opinions or other tax analyses) that are provided to the recipient relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure shall be required to be kept confidential to the extent necessary to comply with any applicable securities laws.

      Section 11.21.    Intent of the Parties; Reasonableness.

      The Indenture Trustee and Issuer acknowledge and agree that the purpose of
Section 3.09 of this Agreement is to facilitate compliance by the Issuer and the
Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

      Neither the Issuer nor the Administrator (acting on behalf of the Issuer)
shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. Each of the parties hereto agrees that
(a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties'
obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the
Securities and Exchange Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB as they may be applied by the Securities and
Exchange Commission to the Issuer in connection with the Notes and (c) the parties shall comply with reasonable requests made by or on behalf of the Issuer or the Indenture Trustee for delivery of additional or different information, to the extent such information is available, as the person requesting such information may determine in good faith is necessary for it to comply with the provisions of Regulation AB. Any and all expenses incurred by the Indenture
Trustee in compliance with this Section shall be considered indemnities payable in accordance with Section 6.07 hereof.

      The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment of the Issuer to comply with
Regulation AB.

                                       62

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                   HONDA AUTO RECEIVABLES 2007-2 OWNER TRUST,

                                   By:  THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as Owner
                                        Trustee on behalf of the Trust,

                                   By:  _________________
                                        Name:
                                        Title:

                                   UNION BANK OF CALIFORNIA, N.A.,
                                   not in its individual capacity but solely as
                                   Indenture Trustee,

                                   By:  _________________
                                        Name:
                                        Title:

STATE OF _ _______      )
                        ) ss
COUNTY OF _ ______      )

      On June _______, 2007 before me, _______________, Notary Public, personally appeared _____________________, ___________________________.

      |_|   personally known to me, or

      |_|   proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which such person acted, executed the instrument.

WITNESS my hand and official seal.

Signature     __________________      [Seal]

STATE OF _ _______      )
                        ) ss
COUNTY OF _ ______      )

      On June ___, 2007 before me, _______________, Notary Public, personally appeared ______________________, _____________________________________.

      |_|   personally known to me, or

      |_|   proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument,

and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which such person acted, executed the instrument.

WITNESS my hand and official seal.

Signature     __________________      [Seal]

                                                                      SCHEDULE A

                             SCHEDULE OF RECEIVABLES

                    Provided to the Owner Trustee at Closing

                                      SA-1

                                                                       EXHIBIT A

                                  FORM OF NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR
REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED
IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                          $__________
No. R-__                                                      CUSIP NO. _______

                    HONDA AUTO RECEIVABLES 2007-2 OWNER TRUST

             ____% ASSET BACKED NOTES, CLASS [A-1] [A-2] [A-3] [A-4]

      Honda Auto Receivables 2007-2 Owner Trust, a statutory trust organized and existing under the laws of the State of Delaware (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________________ Dollars ($__________), payable to the extent described in the Indenture referred to on the reverse hereof on each
Payment Date; provided, however, that the entire unpaid principal amount of this
Note shall be payable on the earlier of ________________ ___, 20__ (the "Class
[A-1] [A-2] [A-3] [A-4] Final Payment Date") and the Redemption Date, if any,
selected pursuant to the Indenture.

      The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or on the Closing Date in the case of the first
Payment Date or if no interest has yet been paid, subject to certain limitations contained in the Indenture. [[Interest on this Class A-1 Note will accrue for each Payment Date from and including the immediately preceding Payment Date (or, in the case of the first Payment Date, the Closing Date), to but excluding such
Payment Date]. [Interest on this [Class A-2,]

                                       A-1

[Class A-3,] [Class A-4] Note will accrue for each Payment Date from and including the 21st day of the prior month (or, in the case of the first Payment
Date, the Closing Date) to but excluding the 21st day of the month of such
Payment Date] and will be computed on the basis of [the actual number of days in the Interest Accrual Period with respect to the Class A-1 Notes divided by 360]
[a 360-day year consisting of twelve 30-day months in the case of the Class A-2,
Class A-3 and Class A-4 Notes]. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

      The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

      Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

      Unless the certificate of authentication hereon has been executed by the
Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                                       A-2

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:                              HONDA AUTO RECEIVABLES 2007-2 OWNER TRUST,

                                   By:  THE BANK OF NEW YORK not in its
                                        individual capacity but solely as
                                        Owner Trustee on behalf of the Trust,

                                   By:  _______________________________________
                                                Authorized Signatory

                                       A-3

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:                              UNION BANK OF CALIFORNIA, N.A., not in
                                   its individual capacity but solely as
                                   Indenture Trustee,

                                   By:  ______________________________________
                                                 Authorized Signatory

                                       A-4

      This Note is one of a duly authorized issue of Notes of the Issuer, designated as its ___% Asset Backed Notes, Class [A- 1] [A-2] [A-3] [A-4] (the
"Class [A-1] [A-2] [A-3] [A-4] Notes"), all issued under the Indenture, to which
Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the
Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

      The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the
Class A-4 Notes (collectively, the "Notes") are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the
Indenture.

      Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As
described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Class [A-1] [A-2] [A-3] [A-4] Final Payment Date and the
Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Class [A-1] [A-2] [A-3] [A-4] Notes shall be due and payable following the occurrence and continuance of an Event of Default, as described in the
Indenture. All principal payments on the Class [A-1] [A-2] [A-3] [A-4] Notes shall be made pro rata to the Class [A-1] [A-2] [A-3] [A-4] Noteholders entitled thereto.

      Payments of principal and interest on this Note due and payable on each
Payment Date or Redemption Date shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more
Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record
Date in the name of the nominee of the Depository (initially, such nominee to be
Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the
Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or
Redemption Date, then the Indenture Trustee, in the name of and on behalf of the
Issuer, will notify the Person who was the registered Holder hereof as of the
Record Date preceding such Payment Date or Redemption Date by notice mailed within five days of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the
Indenture Trustee's agent appointed for such purposes located in The City of New
York.

      As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of

                                       A-5

this Note for registration of transfer at the office or agency designated by the
Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution"
meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program
("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its
individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the
Indenture Trustee or of any successor or assign of the Indenture Trustee or the
Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

      Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Basic Documents.

      Any Person that acquires a beneficial interest in this Note with the assets of a Benefit Plan shall be deemed to represent that its acquisition and holding of such beneficial interest is covered by a United States Department of
Labor prohibited transaction class exemption or some other applicable statutory or administrative exemption.

      The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the
Owner Trust Estate. Each Noteholder, by acceptance of a Note (and each Note
Owner by acceptance of a beneficial interest in a Note), agrees to treat the

                                       A-6

Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture
Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the
Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing a majority of the Outstanding Amount of all Notes at the time Outstanding. The
Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the
Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such
Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the
Notes issued thereunder.

      The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

      This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                                       A-7

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

_____________________________________________________________________________
attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________________                   _____________________________ *
                                                    Signature Guaranteed:      *

                                                 _______________________________

___________________
*     NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                       A-8

                                                                       EXHIBIT B

                        FORM OF NOTE DEPOSITORY AGREEMENT
                                [To be attached]

                                       B-1

                                                                       EXHIBIT C

            Servicing Criteria To Be Addressed In Assessment Of Compliance

      The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified below as "Applicable
Servicing Criteria":

------------------------------------------------------------------------------
   REFERENCE                                 CRITERIA
------------------------------------------------------------------------------

                                CASH COLLECTION AND ADMINISTRATION

------------------------------------------------------------------------------
1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an
                    obligor or to an investor are made only by authorized
                    personnel.
------------------------------------------------------------------------------

                                INVESTOR REMITTANCES AND REPORTING

------------------------------------------------------------------------------
1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.*

------------------------------------------------------------------------------
1122(d)(3)(iii)     Disbursements made to an investor are posted within two
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.
------------------------------------------------------------------------------
1122(d)(3)(iv)      Amounts remitted to investors per the investor reports
                    agree with cancelled checks, or other form of payment, or
                    custodial bank statements.
------------------------------------------------------------------------------

*     With respect to remittances.

                                       C-1